Quantenna Communications

Fourth Quarter and Fiscal Year 2017

Financial Commentary
February 12, 2018

Key Financial Metrics from the Quarter

- Revenue of $41.3 million vs:
  - $37.5 million in Q4'FY16 grew 10% Y/Y
  - $50.1 million in Q3'FY17 declined 18% Q/Q
- GAAP gross margin of 51.6%
- Non-GAAP gross margin of 51.7% vs:
  - 51.5% in Q4'FY16 increased 20bps Y/Y
  - 49.0% in Q3'FY17 increased 270bps Q/Q
- Operating margin in Q4'FY17:
  - (8.1%) GAAP
  - 0.3% Non-GAAP
- GAAP diluted EPS $0.84 in Q4'FY17
- Non-GAAP diluted EPS $0.01 in Q4'FY17 vs:
  - $0.03 in Q4'FY16
  - $0.14 in Q3'FY17
- Cash, cash equivalents & marketable securities $118.6 million
- DSO 58 days, up 17 days Q/Q
- Annualized inventory turns 6.3x, up from 4.3x Q/Q

First Quarter FY 2018 Guidance

- Revenue: $43.0 to $45.0 million
- GAAP gross margin: 50%, +/- 100bps
- Non-GAAP gross margin: 50%, +/- 100bps
- GAAP OPEX: down 1% to up 4% Q/Q
- Non-GAAP OPEX: flat to up 5% Q/Q
- Non-GAAP Tax Exp: Approximately $150,000
- GAAP loss per share: ($0.08) - ($0.06)
- Non-GAAP earnings per share: $0.00 to $0.02

Key Highlights from the Quarter and Fiscal Year

- Revenue of $176.4 million in FY2017, representing year over year growth of 37% compared to FY2016.
- GAAP gross margin of 50.0% in FY2017 compared to GAAP gross margin of 49.9% in FY2016.
- GAAP operating loss of ($0.9) million and non-GAAP operating income of $9.9 million in FY2017, compared to GAAP operating loss of ($0.8) million and non-GAAP operating income of $2.3 million in FY2016.
- Cash from operations totaled $6.6 million in FY2017, compared to $2.3 million in FY2016.
- Wave 3 10G has achieved market acceptance as demonstrated by nationwide deployment at a major cable MSO using our technology exclusively in their flagship next generation gateway.
- Announced the QSR10R-AX, the industry's first solution to combine three 4x4 802.11ax radios and integrated CPU cores for optimal mesh repeating functionality. It supports the newest Wi-Fi standard, 802.11ax.

Financial Results Call and Webcast

Our Q4 financial results webcast and call will commence on February 12, 2018 at 2:00 p.m. PT (5:00 p.m. ET). The webcast may be accessed at http://ir.quantenna.com/.

An archive of the webcast will be available for 90 days from the date of this release.

Quantenna Communications, Inc.

Revenue Segmentation by WiFi Technology

(in percentage of revenue, unaudited)

Period Ending	Q1 2016 Mar 27 '16	Q2 2016 Jun 26 '16	Q3 2016 Sep 25 '16	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17	Q3 2017 Oct 01 '17	Q4 2017 Dec 31 '17
802.11n	37%	19%	29%	15%	18%	17%	15%	9%
802.11ac Wave 2	61%	80%	71%	84%	79%	79%	72%	83%
802.11ac Wave 3 (10G)	0%	0%	0%	1%	3%	4%	13%	6%
Total Semi Revenue	**98%**	**99%**	**100%**	**100%**	**100%**	**100%**	**100%**	**98%**
Other	2%	1%	0%	0%	0%	0%	0%	2%
Total Revenue	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**

February 12, 2018 Quantenna Q4 2017 Financial Results Page 1 of 4

Quantenna Communications, Inc.

Consolidated Statements of Operations (GAAP)

(in thousands, unaudited)

Period Ending	Q1 2016 Mar 27 '16	Q2 2016 Jun 26 '16	Q3 2016 Sep 25 '16	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17	Q3 2017 Oct 01 '17	Q4 2017 Dec 31 '17
Revenue	$ 24,437	$ 33,035	$ 34,105	$ 37,492	$ 37,891	$ 47,085	$ 50,108	$ 41,275
COGS	12,534	16,671	17,247	18,188	19,307	23,314	25,591	19,996
Gross Margin	11,903	16,364	16,858	19,304	18,584	23,771	24,517	21,279
GM % of revenue	*48.7%*	*49.5%*	*49.4%*	*51.5%*	*49.0%*	*50.5%*	*48.9%*	*51.6%*
R&D	10,227	11,524	11,162	13,691	12,633	16,055	15,011	16,048
S&M	1,630	1,769	2,172	2,520	2,914	3,276	3,363	4,487
G&A	1,562	2,993	3,248	2,757	3,389	4,106	3,735	4,069
OPEX	13,419	16,286	16,582	18,968	18,936	23,437	22,109	24,604
OPEX % of revenue	54.9%	49.3%	48.6%	50.6%	50.0%	49.8%	44.1%	59.6%
Operating Income (loss)	$ (1,516)	$ 78	$ 276	$ 336	$ (352)	$ 334	$ 2,408	$ (3,325)
OpInc % of revenue	-6.2%	0.2%	0.8%	0.9%	-0.9%	0.7%	4.8%	-8.1%
Interest & Other Income (loss)	(182)	(291)	(241)	10	3	45	120	237
Pretax Income (loss)	(1,698)	(213)	35	346	(349)	379	2,528	(3,088)
Taxes	17	21	14	314	535	210	(274)	(35,413)
Tax Rate	-1%	-10%	40%	91%	-153%	55%	-11%	1147%
Net Income (loss)	$ (1,715)	$ (234)	$ 21	$ 32	$ (884)	$ 169	$ 2,802	$ 32,325

Consolidated Statements of Operations (Non-GAAP)

(in thousands, unaudited)

Period Ending	Q1 2016 Mar 27 '16	Q2 2016 Jun 26 '16	Q3 2016 Sep 25 '16	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17	Q3 2017 Oct 01 '17	Q4 2017 Dec 31 '17
Revenue	$ 24,437	$ 33,035	$ 34,105	$ 37,492	$ 37,891	$ 47,085	$ 50,108	$ 41,275
COGS	12,531	16,668	17,238	18,170	19,264	23,272	25,553	19,954
Gross Margin	11,906	16,367	16,867	19,322	18,627	23,813	24,555	21,321
GM % of revenue	*48.7%*	*49.5%*	*49.5%*	*51.5%*	*49.2%*	*50.6%*	*49.0%*	*51.7%*
R&D	10,126	11,402	10,931	13,234	11,428	14,641	13,644	14,418
S&M	1,600	1,739	2,112	2,392	2,561	2,866	2,947	3,704
G&A	1,392	2,262	2,514	2,494	2,886	3,398	2,787	3,089
OPEX	13,118	15,403	15,557	18,120	16,875	20,905	19,378	21,211
OPEX % of revenue	53.7%	46.6%	45.6%	48.3%	44.5%	44.4%	38.7%	51.4%
Operating Income (loss)	$ (1,212)	$ 964	$ 1,310	$ 1,202	$ 1,752	$ 2,908	$ 5,177	$ 110
OpInc % of revenue	-5.0%	2.9%	3.8%	3.2%	4.6%	6.2%	10.3%	0.3%
Interest & Other Income (loss)	(182)	(291)	(241)	10	3	45	120	237
Pretax Income (loss)	(1,394)	673	1,069	1,212	1,755	2,953	5,297	347
Taxes	17	21	14	314	535	210	(274)	(108)
Tax Rate	-1%	3%	1%	26%	30%	7%	-5%	-31%
Net Income (loss)	$ (1,411)	$ 652	$ 1,055	$ 898	$ 1,220	$ 2,743	$ 5,571	$ 455

GAAP to Non-GAAP Reconciling Items

(in thousands, unaudited)

Period Ending	Q1 2016 Mar 27 '16	Q2 2016 Jun 26 '16	Q3 2016 Sep 25 '16	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17	Q3 2017 Oct 01 '17	Q4 2017 Dec 31 '17
Stock Based Compensation								
COGS	$ 3	$ 3	$ 9	$ 18	$ 43	$ 42	$ 38	$ 42
R&D	101	122	231	457	1,205	1,414	1,367	1,630
S&M	30	30	60	128	353	410	416	584
G&A	170	731	734	263	503	708	948	980
Total	$ 304	$ 886	$ 1,034	$ 866	$ 2,104	$ 2,574	$ 2,769	$ 3,236
Non-Recurring Items								
S&M								$ 199
Income Taxes								$ (35,305)

February 12, 2018 Quantenna Q4 2017 Financial Results Page 2 of 4

Quantenna Communications, Inc.

Consolidated Balance Sheet

(in thousands, unaudited)

Period Ending	Q1 2016 Mar 27 '16	Q2 2016 Jun 26 '16	Q3 2016 Sep 25 '16	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17	Q3 2017 Oct 01 '17	Q4 2017 Dec 31 '17
Assets								
Current assets								
Cash, cash equivalents & marketable securities	$ 20,744	$ 16,943	$ 17,822	$ 117,045	$ 114,401	$ 124,389	$ 126,866	$ 118,627
Accounts receivable	13,569	20,813	17,306	14,480	17,812	17,696	22,820	26,786
Inventory	7,259	7,449	10,268	15,820	13,361	20,985	23,700	12,662
Restricted Cash	-	1,500	1,559	-	-	-	-	-
Prepaid expenses and other current assets	1,743	1,666	1,842	2,470	3,745	4,332	2,444	2,744
Total current assets	43,315	48,371	48,797	149,815	149,319	167,402	175,830	160,819
Deferred tax asset								35,422
Property and equipment, net	2,828	3,548	3,842	4,742	6,025	6,380	11,215	12,511
Intangible assets, net	-	-	-	-	-	-	3,259	2,987
Other assets	178	1,311	2,443	232	743	769	1,037	965
Total assets	$ 46,321	$ 53,230	$ 55,082	$ 154,789	$ 156,087	$ 174,551	$ 191,341	$ 212,704
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders' Equity (Deficit)								
Current liabilities								
Accounts payable	$ 5,927	$ 3,778	$ 6,038	$ 7,776	$ 1,896	$ 10,527	$ 12,918	$ 2,077
Accrued liabilities and other current liabilities	7,517	10,626	11,910	11,801	18,163	22,021	27,941	22,742
Long-term debt, current portion	3,552	2,102	2,218	2,257	2,288	2,563	2,487	3,943
Total current liabilities	16,996	16,506	20,166	21,834	22,347	35,111	43,346	28,762
Long-term debt	1,386	7,967	4,342	3,680	3,539	2,445	1,900	-
Other long term liabilities			578	527	0	425	3,413	3,339
Convertible preferred stock warrant liability	265	300	364	-	-	-	-	
Total liabilities	18,647	24,773	25,450	26,041	25,886	37,981	48,659	32,101
Convertible preferred stock	184,704	184,704	184,704	-	-	-	-	-
Stockholders' equity (deficit)								
Common stock	-	-	-	3	3	3	3	3
Additional paid-in capital	4,364	5,381	6,534	290,319	292,710	298,943	302,240	308,023
Accumulated deficit	(161,394)	(161,628)	(161,606)	(161,574)	(162,512)	(162,376)	(159,561)	(127,423)
Total stockholders' equity (deficit)	(157,030)	(156,247)	(155,072)	128,748	130,201	136,570	142,682	180,603
Total liabilities, conv prfrrd stock and stockholders' equity	$ 46,321	$ 53,230	$ 55,082	$ 154,789	$ 156,087	$ 174,551	$ 191,341	$ 212,704

Condensed Consolidated Cash Flows

(in thousands, unaudited)

Period Ending	Q1 2016 Mar 27 '16	Q2 2016 Jun 26 '16	Q3 2016 Sep 25 '16	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17	Q3 2017 Oct 01 '17	Q4 2017 Dec 31 '17
Cash flows from operating activities								
Net income (loss)	$ (1,715)	$ (234)	$ 22	$ 32	$ (884)	$ 169	$ 2,802	$ 32,325
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities								
Release of valuation allowance for the deferred tax asset								(35,333)
Depreciation and amortization	269	268	343	398	479	545	542	1,103
Stock-based compensation expense	304	886	1,009	866	2,104	2,574	2,769	3,236
Non-cash interest expense	34	(4)	110	182	135	77	108	220
Other	10	35	89	(22)	-	(15)	42	68
Changes in assets and liabilities								
Accounts receivable	2,148	(7,244)	3,507	2,826	(3,332)	116	(5,124)	(3,966)
Inventory	148	(190)	(2,819)	(5,552)	2,459	(7,624)	(2,715)	11,038
Prepaid expenses and other current assets	(315)	273	(241)	(618)	(1,324)	(574)	1,876	(313)
Other assets	4	(59)	71	(66)	(511)	(27)	(252)	323
Accounts payable	10	(3,599)	2,453	2,940	(5,870)	8,522	2,467	(10,871)
Accrued liabilities	1,900	3,109	1,127	(379)	6,309	3,604	4,747	(5,395)
Net cash provided by (used in) operating activities	2,797	(6,759)	5,671	607	(435)	7,367	7,262	(7,565)
Cash flows from investing activities								
Purchase of property and equipment	(14)	(612)	(995)	(1,103)	(1,700)	(746)	(4,515)	(2,009)
Purchase of marketable securities	-	-	-	-	-	(71,169)	(32,875)	(27,746)
Proceeds from sale of marketable securities	-	-	-	-	-	4,994	(1,324)	7,014
Maturities of marketable securities	-	-	-	-	-	-	12,239	14,201
Restricted cash	-	(1,500)	(59)	1,500	-	-	-	-
Net cash provided by (used in) investing activities	(14)	(2,112)	(1,054)	397	(1,700)	(66,921)	(26,475)	(8,540)
Cash flows from financing activities								
Proceeds from issuance of common stock, net of issuance cost	53	35	697	406	194	3,882	477	3,122
Proceeds from initial public offering, net of issuance costs	-	-	-	97,483	-	-	-	-
Principal payments on debt	(942)	(1,769)	(554)	(551)	(672)	(433)	(651)	(650)
Other	-	6,804	(3,881)	881	(31)	(65)	-	(892)
Net cash provided by (used in) financing activities	(889)	5,070	(3,738)	98,219	(509)	3,384	(174)	1,580
Effect of exchange rate changes on cash & cash equivalents								113
Net increase (decrease) in cash and cash equivalents	1,894	(3,801)	879	99,223	(2,644)	(56,170)	(19,387)	(14,412)
Cash and cash equivalents								
Beginning of period	18,850	20,744	16,943	17,822	117,045	114,401	58,231	38,844
End of period	20,744	16,943	17,822	117,045	114,401	58,231	38,844	24,432

February 12, 2018 Quantenna Q4 2017 Financial Results Page 3 of 4

Quantenna Communications, Inc. Non-GAAP Financial Measures In addition to GAAP reporting, Quantenna provides information regarding net income, gross profit, gross margin, and operating expenses on a non-GAAP basis. This non-GAAP information excludes stock-based compensation expense, and non-recurring items comprised of executive severance and the release of the US Federal income tax valuation allowance. These non-GAAP measures are used by the Company’s management for the purposes of evaluating the underlying operating performance of the Company, establishing internal budgets, comparing performance with internal forecasts and goals, strategic planning, benchmarking against other companies, to provide a more consistent basis of comparison and to enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial tables included in this press release. Forward-Looking Statements This press release contains forward-looking statements based on Quantenna’s current expectations, including statements regarding Quantenna’s preliminary financial results for the fourth quarter and fiscal year 2017 ended December 31, 2017, expected future business and financial performance, growth opportunities, product technologies and customer relationships. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Quantenna are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Quantenna and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Quantenna may not be able to maintain its historical growth or achieve similar levels of success with respect to new products; challenges developing new and leading edge products on a timely basis that achieve market acceptance; the complexity of the products, including integration requirements with components from other third parties that are outside of our control; quarterly fluctuations in revenues and operating results; ability to accurately predict future revenue and expenses; ability to attract and retain customers and service providers; dependence on a limited number of products and customers; intense market competition; intellectual property litigation risks; industry consolidation and risks associated with acquisitions, divestitures and strategic partnerships with respect to Quantenna as well as third parties; product liability risks; potential cancellation of customer orders; difficulties managing international operations; risks that Quantenna may not be able to manage strains associated with its growth; dependence on key personnel; stock price volatility; dependence on, and geographic concentration of, contract manufacturers, customers and end customers, assembly and test providers, and other vendors that subject Quantenna's business and results of operations to risks of natural disasters, epidemics, war and political unrest; the cyclical nature of the semiconductor industry; potential changes in tax and other laws affecting Quantenna’s business; adjustments to the preliminary financial results reported in this press release and related earnings call announcement and materials for the fourth quarter and fiscal year 2017 ended December 31, 2017 in connection with completion of the final closing process and procedures and preparation of our Annual Report on Form 10-K; and other factors that are detailed in the Securities and Exchange (“SEC”) filings of Quantenna, which you may obtain for free at the SEC’s website at http://www.sec.gov. Quantenna disclaims any intention or obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. About Quantenna Communications Quantenna (Nasdaq:QTNA) is the global leader and innovator of high performance Wi-Fi solutions. Founded in 2006, Quantenna has demonstrated its leadership in Wi-Fi technologies with many industry firsts in the market. Quantenna continues to innovate with the mission to perfect Wi-Fi by establishing benchmarks for speed, range, efficiency and reliability. Quantenna takes a multidimensional approach, from silicon, system to software for Wi-Fi networks and provides solutions for OEMs and service providers worldwide. For more information, visit www.quantenna.com. February 12, 2018 Quantenna Q4 2017 Financial Results Page 4 of 4